UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 3, 2020

VAREX IMAGING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37860	81-3434516
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1678 S. Pioneer Road Salt Lake City, Utah 84104
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (801) 972-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	VREX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).       Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 3, 2020, Varex Imaging Corporation (the “Company”) entered into Amendment No. 6 (the “Amendment”) to its Credit Agreement, dated as of May 17, 2017, with Bank of America, N.A., as administrative agent, and the other lenders party thereto (the “Credit Agreement”). The Amendment amends the financial covenants by increasing the maximum amounts permitted under the consolidated total leverage ratio and senior secured leverage ratio covenants for various fiscal quarters, permitting specified amounts of unrestricted cash of the Company to be netted from outstanding indebtedness in the calculation of those leverage ratios and modifying the definition of EBITDA used to calculate those leverage ratios. The Amendment also amends the consolidated fixed charge coverage ratio covenant by decreasing the amount of capital expenditures that must be deducted from EBITDA in the calculation of that ratio and decreasing the amount of principal amortization that must be included in the denominator of that ratio through October 2, 2021.

The Amendment replaces the existing allowance for uncommitted incremental increases to the term loan and revolving loan credit facility commitments with an allowance for up to $100,000,000 in aggregate uncommitted incremental commitments for those facilities under the Credit Agreement. The Amendment also permits the Company to incur additional incremental indebtedness outside of the Credit Agreement of up to $300,000,000, and up to $100,000,000 of which may be secured. Among other things, the Credit Agreement allows the Company to issue convertible note indebtedness under this allowance for additional incremental indebtedness. The proceeds of such additional incremental indebtedness (i) if unsecured, must be applied to prepay up to $50,000,000 of outstanding term loans and pay down up to $25,000,000 of outstanding revolving loans (with a corresponding reduction to the revolving loan commitments under the Credit Agreement), and (ii) if secured, must be applied to pay down up to $75,000,000 of outstanding revolving loans (but without permanent reduction to the revolving loan commitments) less any amounts paid down from proceeds of unsecured additional incremental indebtedness. The Amendment also allows the Company to enter into certain customary hedging transactions in connection with permitted convertible note indebtedness. The Amendment provides that up to 25% of the proceeds from any future equity issuance by the Company may be retained by the Company and not applied to the indebtedness outstanding under the Credit Agreement. Finally, the Amendment provides for adjustments to various existing operational covenant carve-outs and allowances.

The above summary of the Amendment is qualified in its entirety by reference to the Amendment. A copy of the Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 above describing the Amendment is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Amendment No. 6 to Credit Agreement, dated as of June 3, 2020, between Varex Imaging Corporation, Bank of America, N.A. as administrative agent and the lenders and guarantors party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAREX IMAGING CORPORATION

Date:	June 4, 2020	By:	/s/ Kimberley E. Honeysett
Kimberley E. Honeysett
Senior Vice President, General Counsel and Corporate Secretary